EXHIBIT 99.1
SUBLEASE
     THIS SUBLEASE is entered into as of January 16th, 2008, by and between Microbia Precision Engineering, Inc., a Delaware corporation (“Landlord”) and Critical Therapeutics, Inc., a Delaware corporation (“Tenant”).
1.	BASIC LEASE PROVISIONS AND CERTAIN DEFINITIONS.
A.	Property Address:
60 Westview Street, Lexington, Massachusetts 02421-3108. The Property is legally described on Exhibit A attached hereto.
B.	Building:
The one story building located on the Property and containing approximately 40,200 square feet of space, as more particularly shown on Exhibit B.
C.	Premises:
Approximately 11,298 square feet of space on the first floor of the Building, consisting of (i) 9,385 square feet of space exclusively subleased to Tenant hereunder, (ii) Tenant’s Share of the 4,648 square feet of “shared space,” and (iii) Tenant’s Share of the 2,159 square feet of “common space,” all as more particularly shown on the floor plan attached hereto as Exhibit C (the “Floor Plan”). Tenant’s right to use the “shared space” and “common space” (as designated on the Floor Plan) shall be in common with Landlord’s right to use the same, all subject to and in accordance with the terms hereof. For purposes of this Sublease, “Tenant’s Share” shall mean 28.10%
D.	Tenant’s Address:
Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421-3108, Attn: President, with a copy to Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421-3108, Attn: General Counsel.
E.	Landlord’s Address (for notices):
60 Westview Street, Lexington, Massachusetts 02421-3108, Attn: President
F.	Prime Landlord:
ARE-60 Westview, LLC, a Delaware limited liability company

G.	Prime Landlord’s Address (for notices):
385 East Colorado Blvd., Suite 299
Pasadena, CA 91101
Attn: Corporate Secretary
H.	Identification of Prime Lease:
Lease Agreement dated as of January 16, 2008, by and between Landlord and Prime Landlord, a copy of which is attached hereto as Exhibit D.
I.	Sublease Term:
Beginning on the Commencement Date and ending on the date that is the last day of the twelfth (12th) month from the Commencement Date, subject to Tenant’s extension right as provided in Section 4A, below. For purposes of this Sublease the phrase “Sublease Term” shall include the initial Term and any extension Term.
J.	Commencement Date:
The Commencement Date of this Sublease shall be the Commencement Date of the Prime Lease, as defined in Section 2 of the Prime Lease.
K.	Target Commencement Date:
March 1, 2008
L.	Expiration Date:
The date that is the last day of the twelfth (12th) month from the Commencement Date. In the event Tenant timely exercises its extension right as provided in Section 4A below, the Expiration Date shall be the last day of the Extension Term.
M.	Base Rent:
$372,834.00 per annum (equal to $33.00 per square foot per annum), payable in equal monthly installments of $31,069.50.
N.	Payment of Address:
60 Westview Street, Lexington, Massachusetts 02421-3108, Attn: CFO
O.	Security Deposit:
A cash security deposit in the amount of $40,000.00

P.	Permitted Use (set forth with specificity):
General office use and for no other use or uses whatsoever.
     2. PRIME LEASE. Landlord is the tenant under the Prime Lease with the Prime Landlord. Landlord warrants that (a) Landlord has delivered to Tenant a complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use or occupancy of the Premises, (b) the Prime Lease is, as of the date of this Sublease, in full force and effect, and (c) no event of default has occurred and is continuing that would constitute an event of default by Landlord, but for the requirement of the giving of notice and the expiration of the period of time to cure.
     3. SUBLEASE. Landlord, in consideration of the rents and the agreements to be performed by Tenant, subleases to Tenant, and Tenant subleases from Landlord, the Premises.
     4. SUBLEASE TERM. The Sublease Term shall commence on the Commencement Date and shall expire on the Expiration Date, unless sooner terminated or extended as provided elsewhere in this Sublease.
     4A. EXTENSION TERM. Tenant shall have the right to extend the Sublease Term (the “Extension Right”) for one period of six (6) months from the Expiration Date of the initial Term (the “Extension Term”) on all of the same terms and conditions as this Sublease, by giving Landlord written notice of its election to exercise the Extension Right on or before the date that is 120 days prior to the Expiration Date. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant shall not exercise the Extension Right during any period of time that an Event of Default (as defined in Section 21) is continuing under this Sublease or if 3 or more Events of Default have occurred during the Term, whether or not the Events of Default are cured. Further, the Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right if, after such exercise but prior to the commencement of the Extension Term, Tenant fails to timely cure any default by Tenant under this Sublease. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to timely exercise the Extension Right and Tenant shall have no further right to extend the Term beyond the expiration of the Extension Term. The Extension Right is personal to Tenant and is not assignable without Landlord’s prior consent, which may be granted or withheld in Landlord’s sole discretion.

     5. POSSESSION. Landlord agrees to deliver possession of the Premises at such time as Prime Landlord delivers possession of the Premises to Landlord pursuant to and in accordance with the Prime Lease. The Premises shall be delivered to Tenant in the same condition such Premises are delivered to Landlord by Prime Landlord, subject to and in accordance with the Prime Lease. Subject to the foregoing sentence, Tenant acknowledges that it has inspected the Premises and is fully familiar with the physical condition thereof, and agrees to take the same “as is” and in broom clean condition. Tenant acknowledges that Landlord shall have no obligation to do any work in and to the Premises, or incur any expense in connection with said work, in order to make them suitable and ready for occupancy and use by the Tenant.
     6. TENANT’S USE. The Premises shall be used and occupied only for the Permitted Use and for no other use or uses.
     7. RENT.
          A. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent to Landlord at the Payment Address, or to another payee or at another address designated by notice from Landlord to Tenant, without prior demand and without any abatement (except as expressly set forth in Section 13), offset or deduction. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Sublease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the Sublease Term. All charges, costs, and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent are collectively referred to as “Rent.” Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum that would be payable by Landlord to Prime Landlord for late payment under the Prime Lease.
          B. Landlord hereby acknowledges and agrees that the Base Rent is a “gross rent” and that Tenant is not obligated to pay any additional amount on account of Operating Expenses (as defined in the Prime Lease), Taxes (as defined in the Prime Lease), Prime Landlord or Landlord’s insurance, electricity or other similar cost or expense.
     8. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to obtaining the consent of the Prime Landlord. So long as no Event of Default (defined in Section 21) has occurred, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or by anyone claiming through Landlord.
     9. INSURANCE; WAIVER OF SUBROGATION.
          A. Tenant shall procure and maintain at its expense throughout the Sublease Term liability insurance in such form and in such amounts as Landlord is required to carry under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required in the Prime Lease. Tenant shall procure and maintain at its expense throughout the Sublease Term all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense during the Sublease Term. In addition, Tenant shall procure and maintain at its expense throughout the Sublease Term such other insurance in such form and in such amounts as Landlord is required to carry under the Prime Lease, but only to the extent such insurance pertains to the Premises. Tenant shall furnish to Landlord a certificate of Tenant’s insurance not later than 10 days prior to Tenant’s taking possession of the Premises.
          B. Landlord shall procure and maintain at its expense throughout the Sublease Term liability insurance in such form and in such amounts as Landlord is required to carry under the Prime Lease, naming Tenant, in addition to those required under the Prime Lease, as an additional insured. In addition, Landlord shall procure and maintain at its expense throughout the Sublease Term all risk property insurance in such form and in such amounts as Landlord is required to carry under the Prime Lease.
          C. Each party waives claims against the other for property damage and each party shall obtain from its insurance carrier a waiver of its right of subrogation. Tenant waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain for the benefit of Prime Landlord and Landlord waivers of subrogation rights from its insurer to the extent they are required of Landlord under the Prime Lease. Landlord agrees to obtain for the benefit of Prime Landlord and Tenant waivers of subrogation rights from its insurer to the extent they are required of Landlord under the Prime Lease. Landlord agrees to use commercially reasonable efforts to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, but only if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain a waiver of subrogation rights.
     10. ASSIGNMENT OR SUBLETTING. Tenant shall not directly or indirectly, voluntarily or involuntarily (i) assign, convey, mortgage or otherwise transfer this Sublease or any interest under it; (ii) allow any transfer of the Sublease or any lien upon Tenant’s interest by operation of law or otherwise; (iii) sublet or sub-sublet all or any part of the Premises; or (iv) permit the use or occupancy of all or any part of the Premises by anyone other than Tenant. Notwithstanding the foregoing, Tenant shall, upon 30 days prior written notice to Landlord and to Prime Landlord, but without obtaining the prior written consent of Landlord or Prime Landlord, have the right to make a transfer not otherwise permitted hereunder or assign this Lease to (A) a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such transfer, acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of Tenant after the transfer or the net worth (as determined in accordance with GAAP) of the assignee, as the case may be, is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) any such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Sublease arising after the effective date of the assignment, or (B) to any entity controlling, controlled by or under common control with Tenant, provided that Landlord and Prime Landlord shall have the right to approve the form of any such sublease or assignment (such approval not to be unreasonably withheld, delayed or conditioned).
     11. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may in the future make for the Building. Landlord shall not be liable for damage caused to Tenant by the non-observance of similar covenants or of rules and regulations by other tenants or occupants of the Building.
     12. REPAIRS AND COMPLIANCE. Tenant shall, at its expense, comply with all laws, ordinances, rules, regulations, requirements, and orders of all governmental authorities and, where applicable, all insurance bodies and their loss prevention personnel in force at any time during the Sublease Term that are applicable to the Premises (“Legal Requirements”) to the extent such compliance is required as a result of any Alterations (as defined in Section 14) made by Tenant to the Premises or Tenant’s particular use or manner of use of the Premises. Tenant shall not be obligated to comply with any Legal Requirement requiring any structural alteration of or in connection with the Premises if the alteration is required other than by reason of Tenant’s particular use or manner of use of the Premises, or a condition that has been created by or at the sufferance of Tenant, or is required by reason of an Event of Default. “Structural” is defined in Section 36.
     13. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises by the exercise of the power of eminent domain, Landlord may exercise any right available to it at law or under the Prime Lease, including any right that may have the effect of terminating the Prime Lease or this Sublease, without first obtaining the prior consent of Tenant. In the event such fire or other casualty or such taking materially adversely affects the Premises, Tenant’s use of the Premises, or Tenant’s access to the Premises, as determined in the reasonable judgment of Tenant, then Tenant shall have the right to terminate this Sublease by notice given to Landlord within forty-five days after the date of such fire or other casualty or such taking. If Landlord is entitled under the Prime Lease to a rent abatement as a result of a fire or other casualty or as a result of taking under the power of eminent domain, then Tenant shall be entitled to a rent abatement calculated by multiplying (i) the area of the Premises made untenantable by (ii) the Rent per square foot payable from time to time during the period of abatement.
     14. ALTERATIONS.
          A. In connection with this Sublease, Landlord and Tenant hereby acknowledge and agree that Prime Landlord will be making Alterations (as defined in Section 14.B) to the interior of the Building in order to separate the Premises from the other portions of the Building. A description of such Alterations (the “Separation Work”) is included in Exhibit C (Work Letter) to the Prime Lease, which has been reviewed and approved by both parties. The parties agree that Tenant shall not be responsible for any costs or expenses associated with the Separation Work. The parties further agree that Landlord shall have no obligation to perform any of the Separation Work and Landlord shall not be liable to Tenant for any loss or damage resulting from Prime Landlord’s failure to complete the Separation Work on or before the Target Commencement Date. Upon the expiration or earlier termination of this Sublease, Tenant shall be required to surrender the Premises in accordance with Section 15, below, but shall not be obligated to remove the Separation Work, notwithstanding anything to the contrary contained in this Sublease or the Prime Lease.
          B. Tenant shall not at any time during the Sublease Term make any alterations, additions or improvements to the Premises (“Alterations”), including minor, non-structural alterations such as painting, re-carpeting and the like, without the prior written consent of Landlord, which may be granted or withheld in its sole discretion. Notwithstanding the foregoing sentence, Tenant shall be permitted to perform “touch-up” painting to the Premises from time to time, provided Tenant gives Landlord prior notice (which may include email or telephonic notice), and provided further that any “touch up” painting uses the same color or colors as exist in the Premises as of the date hereof. If Landlord consents to any proposed Alterations, Landlord shall notify Tenant at the time of its consent whether such Alterations need to be removed upon the expiration or earlier termination of this Sublease. If Landlord fails to so notify Tenant, then Landlord shall be deemed to have waived its right to require such removal, and Tenant shall not be obligated to remove such Alterations notwithstanding anything to the contrary contained in this Sublease or the Prime Lease.
     15. SURRENDER. At the expiration or earlier termination of this Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver the Premises, together with their improvements, to Landlord in the same good condition and repair as existed on the Commencement Date, reasonable wear and tear excepted. The parties agree that conditions existing because of Tenant’s negligence or willful misconduct or Tenant’s failure to perform maintenance, repairs, or replacements as required of Tenant under this Sublease shall not be deemed “reasonable wear and tear.” The improvements shall include all plumbing, lighting, electrical, heating, cooling, and ventilating fixtures and equipment. Tenant shall deliver to Landlord all keys, lock combination, and key card access information for the Premises. All Alterations to the Premises made by Tenant shall become a part of and shall remain upon the Premises without compensation to Tenant; provided, however, that Tenant shall remove all or any portion of the Alterations made by Tenant that Prime Landlord may require Landlord to remove under the Prime Lease and all Alterations that Landlord requires to be removed, as indicated to Tenant at the time of Landlord’s consent to such Alteration. If Tenant is required to remove Alterations, Tenant shall restore the Premises to their condition prior to the making of the Alteration, repairing any damage resulting from the removal or restoration. If Tenant does not perform the removal in accordance with this Section, Landlord may remove the Alterations (and repair any damage occasioned thereby) and dispose of them, and Tenant shall pay as Additional Rent the costs of the removal, repair, and disposal on demand.
     16. REMOVAL OF TENANT’S PROPERTY. Upon the expiration or earlier termination of the Sublease, Tenant shall remove all of its contents, including trade fixtures, machinery, equipment, furniture, and furnishings (“Personalty”). Tenant shall repair any damage to the Premises or Building resulting from the removal and shall restore the Premises to the same condition as prior to their installation. If Tenant does not remove the Personalty prior to the expiration or earlier termination of the Sublease, Landlord may, at its option, remove them (and repair any resulting damage) and store, dispose of, or deliver the Personalty to any other place of business of Tenant, and Tenant shall pay the cost to Landlord on demand, or Landlord may treat the Personalty as having been conveyed to Landlord with this Sublease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

     17. HOLDING OVER. Tenant shall have no right to occupy all or any part of the Premises after the expiration of the Sublease Term or after termination of this Sublease or of Tenant’s right to possession in consequence of an Event of Default. If Tenant or any party claiming by, through, or under Tenant holds over, Landlord may exercise any remedies available to it to recover possession of the Premises, and to recover damages, including damages payable by Landlord to Prime Landlord by reason of the holdover. For each month or partial month that Tenant or any party claiming by, through, or under Tenant holds over, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Rent payable by Tenant immediately prior to the holdover. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.
     18. ENCUMBERING TITLE. Tenant shall not do anything or permit anything to be done that shall encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be subject to any claim by way of lien or encumbrance caused by Tenant. Any claim to, or lien upon, the Premises, the Building, or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subordinate to the rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Specifically, Tenant shall not permit the Premises, the Building, or the Property to become subject to any mechanic’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant.
     19. INDEMNITY.
          A. Tenant agrees to Indemnify (as defined in Section 36) Landlord if Landlord is liable to Prime Landlord because of acts or omissions of Tenant that are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease. Tenant shall be solely responsible and liable for any and all injury, loss or damage to persons or property on or about the Building or the Premises (including, without limitation, the common areas) to the extent such injury, loss or damage is caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors, invitees or guests. Subject to the mutual waiver of subrogation provisions and to the release provisions of this Sublease, Tenant shall Indemnify Landlord and Prime Landlord from all costs, claims, suits and obligations arising on account of all injury, loss or damage for which Tenant is responsible and liable as aforesaid, including reasonable attorneys’ fees.
          B. Landlord shall be solely responsible and liable for any and all injury, loss or damage to persons or property on or about the Building or Premises (including, without limitation, the common areas) to the extent such injury, loss or damage is caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors, invitees or guests. Subject to the mutual waiver of subrogation provisions and to the release provisions of this Sublease, Landlord shall Indemnify Tenant from all costs, claims, suits and obligations arising on account of all injury, loss or damage for which Landlord is responsible and liable as aforesaid, including reasonable attorneys’ fees.

     20. LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Premises or to exhibit them to persons having a legitimate interest at any time during the Sublease Term.
     21. DEFAULTS. Tenant agrees that any one or more of the following events shall be considered Events of Default:
          A. Tenant is adjudged an involuntary bankrupt, or a decree or order approving a petition or answer filed against Tenant asking for reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed within 60 days.
          B. Tenant files, or admits the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition, or extension.
          C. Tenant makes an assignment for the benefit of creditors or applies for or consents to the appointment of a receiver for Tenant or any of the property of Tenant.
          D. Tenant admits in writing its inability to pay its debts as they become due.
          E. The Premises are levied on by any revenue officer or similar officer.
          F. A decree or order appointing a receiver of the property of Tenant is made, and such decree or order shall not have been vacated, stayed, or set aside within 60 days.
          G. Tenant defaults in any payment of Rent when due, and the default continues for 5 days (provided that such cure period shall apply only two (2) times in each consecutive twelve month period).
          H. Tenant defaults in securing insurance or in providing evidence of insurance as required in Section 9.
          I. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Sublease, except as otherwise expressly permitted in this Sublease.
          J. Tenant by its act or omission to act causes a default under the Prime Lease, and such default, if curable, is not cured within the time, if any, permitted for cure under the Prime Lease; provided, however, that Landlord may cure any such default prior to the expiration of such cure period if necessary to protect Landlord’s interests under the Prime Lease or to prevent injury or damage to persons or property. Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in curing such default, or Landlord may, at its option, add such amounts to the next payment of Rent due hereunder.

          K. Tenant defaults in any of the other agreements contained in this Lease to be performed by Tenant, and the default continues for 30 days after notice; provided, however, that Landlord may cure any such default prior to the expiration of such cure period if necessary to protect Landlord’s interests under the Prime Lease or to prevent injury or damage to persons or property. Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in curing such default, or Landlord may, at its option, add such amounts to the next payment of Rent due hereunder.
          L. The occurrence of any other event or circumstance denominated an “event of default” in this Sublease.
     22. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant that Prime Landlord may exercise for default by Landlord under the Prime Lease.
     23. SECURITY DEPOSIT. To secure the faithful performance by Tenant of all its obligations under this Sublease, including the obligations that become applicable upon the expiration or termination of the Sublease, Tenant has deposited the Security Deposit with Landlord on the understanding that: (a) all or any portion of the Security Deposit not previously applied may from time to time be applied to the curing of any default that may then exist, without prejudice to any other remedies that Landlord may have, and upon application, Tenant shall pay Landlord on demand the amount applied, which shall be added to the Security Deposit so it is restored to its original amount; (b) if the Lease is assigned by Landlord, the Security Deposit or any portion not previously applied may be turned over to Landlord’s assignee and if the same is turned over, Tenant releases Landlord from any liability with respect to the Security Deposit and its application or return; (c) Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with its other funds; (d) the sum deposited or the portion not previously applied shall be returned to Tenant without interest no later than 30 days after the expiration of the Sublease Term, provided Tenant has vacated and surrendered possession of the Premises to Landlord as required by this Sublease and there is no Event of Default that remains uncured; (e) if Landlord terminates this Sublease or Tenant’s right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of the termination and may retain the Security Deposit to apply against damages as may be suffered or shall accrue thereafter by reason of Tenant’s default; (f) if any bankruptcy, insolvency, reorganization, or other creditor-debtor proceedings are instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of the proceedings, and the balance, if any, may be retained or paid to Landlord in partial liquidation of Landlord’s damages.
     24. COMMUNICATIONS. All notices, demands, requests, consents, approvals, agreements, or other communications (“Communications”) that may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at Tenant’s Address or at such other place as Tenant may from time to time designate by notice to Landlord or (b) if to Landlord, addressed to Landlord at Landlord’s Address or at such other place as Landlord may from time to time designate by notice to Tenant. Each party agrees to deliver promptly a copy of each Communication from the other party to Prime Landlord, and to deliver promptly to the other party a copy of any Communication received from Prime Landlord. The copies shall be delivered by commercial courier for delivery on the next business day.
     25. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of the parties under it are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and to specifically allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease that by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant that might cause a default or event of default by Landlord under the Prime Lease, the parties agree:
          A. Tenant shall perform all affirmative covenants and shall refrain from performing any act that is prohibited by the negative covenants of the Prime Lease, where the obligations to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises, except to the extent otherwise expressly provided in this Sublease. Tenant shall perform those affirmative covenants that it is obligated to perform under the terms of the Prime Lease or this Sublease at least 5 days prior to the date when Landlord’s performance is required under the Prime Lease. Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section.
          Notwithstanding the foregoing or any other provision contained in this Sublease to the contrary, Tenant’s repair and maintenance obligations with respect to the Premises shall be limited to those set forth in Section 14 of the Prime Lease, except that Tenant shall in no event be responsible for any repair or replacement that includes capital expenditures of any kind. Tenant shall replace all lamps, bulbs and ballasts for the lights located within the Premises.
          Notwithstanding the foregoing or any other provision contained in this Sublease to the contrary, the following provisions of the Prime Lease shall not apply to Tenant and Tenant shall not have any obligation to perform Landlord’s obligations thereunder: the provisions of the Basic Lease Provisions; Section 1; Section 2 (except with respect to delivery of the Premises and the Commencement Date); Section 3; Section 4; Section 5; Section 6; Section 8; Section 9; Section 12; Section 20; Section 22; Section 35; Section 39; Section 40(a); and Section 40(l).
          In the event of any conflict between the provisions of the Prime Lease and the provisions of this Sublease, the provisions of this Sublease shall control.
          B. Landlord shall not agree to any amendment to the Prime Lease that would likely have an adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for the Permitted Use, unless Landlord shall first obtain Tenant’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          C. Landlord grants to Tenant the right to receive all of the services and benefits with respect to the Premises that are to be provided by Prime Landlord under the Prime Lease, including, without limitation, those set forth in Section 11 of the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord that are, by their nature, the obligation of any owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs that the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for and shall not be liable to Tenant for any default, failure, or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall any default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations under this Sublease. In addition, Landlord shall not incur any liability whatsoever to Tenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Tenant as a result of the exercise by Prime Landlord of any of the rights reserved to Prime Landlord under the Prime Lease, nor shall such exercise constitute a constructive eviction or a default by Landlord hereunder. Notwithstanding the foregoing, in the event that Prime Landlord shall fail or refuse to comply with any of the terms of the Prime Lease on its part to be performed and such failure affects the Premises or the use or occupancy thereof by Tenant, Tenant shall have the right, in its own name, to require and obtain performance by Prime Landlord pursuant to the terms of the Prime Lease.
          D. Landlord and Tenant shall each deliver to the other copies of all notices, requests or demands that relate to the Premises or any portion thereof promptly after receipt thereof from Prime Landlord under the Prime Lease.
     26. ADDITIONAL SERVICES.
          A. Tenant shall have the right to request from Prime Landlord services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease (such as after hours heating or cooling). Tenant shall pay Prime Landlord’s charge for those services promptly after having been billed by Prime Landlord or by Landlord. If at any time a charge for the additional services is attributable to the use of the services both by Landlord and by Tenant, the cost shall be equitably divided between them.
          B. Landlord agrees to provide, at no additional cost to Tenant, a receptionist for the Building that is reasonably satisfactory to Tenant. The duties of such receptionist shall include, without limitation, greeting Landlord’s and Tenant’s visitors, sorting Landlord’s and Tenant’s mail, and answering Landlord’s and Tenant’s telephone.
          C. Landlord agrees to provide, at no additional cost to Tenant, reasonable loading dock services for Tenant, which shall include, without limitation, loading, receiving, sorting and managing Landlord’s and Tenant’s loading dock deliveries and shipments.
     27. PRIME LANDLORD’S CONSENT. Prime Landlord has consented to this Sublease pursuant to a separate Consent to Sublease by and among Prime Landlord, Landlord and Tenant of even date herewith. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord in connection with Prime Landlord’s approval of this Sublease, including, without limitation, information as to the nature and operation of Tenant’s business and the financial condition of Tenant, or both. Landlord and Tenant agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not: (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed to the amendment); or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of the premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-subletting of all or any part of the Premises. Prime Landlord’s consent shall, however, be deemed to evidence Prime Landlord’s agreement that Tenant may use the Premises for the Permitted Use and Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. Landlord and Tenant agree that all of Prime Landlord’s costs and expenses incurred in connection with this Sublease shall be paid one-half by Landlord and one-half by Tenant. If Prime Landlord fails to consent to this Sublease within 45 days after the execution and delivery of this Sublease, either party may terminate this Sublease by giving notice to the other at any time thereafter, but before Prime Landlord grants consent.
     28. TERMINATION OF SUBLEASE. This Sublease shall terminate upon any termination of the Prime Lease for any reason whatsoever which deprives the Landlord of possession of the Premises, without any liability therefor upon the part of Landlord to Tenant and with the same force and effect as if the date of such termination had expressly been provided in this Sublease as the date of termination hereof.
     29. HAZARDOUS MATERIALS. Tenant shall not use, store, dispose of or permit to remain on the Premises any hazardous materials other than reasonable and customary office supplies and office cleaning supplies. For the purposes of this section, the term “Hazardous Materials” shall include, without limitation, any petroleum product, any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including, without limitation, substances defined as “hazardous substances,” “solid waste” or “toxic substances” under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substance Control Act; the Clean Water Act; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Material Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Emergency Planning and Community Right-To-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.
     30. BROKERAGE. Landlord represents and warrants to Tenant that it has had no dealings with any broker in connection with this Sublease. Tenant represents and warrants to

Landlord that it has had no dealings with any broker in connection with this Sublease other than Robert Richards of Richards Barry Joyce & Partners, LLC (“Tenant’s Broker”). Tenant agrees to indemnify and hold harmless Landlord from and as to any liability for any compensation claimed by Tenant’s Broker or any other agent or broker with respect to this Sublease or its negotiation on behalf of Tenant. Landlord agrees to indemnify and hold harmless Tenant from and as to any liability for any compensation claimed by any broker or agent (other than Tenant’s Broker) with respect to this Sublease or its negotiations on behalf of Landlord.
     31. FORCE MAJEURE. Neither party shall be deemed in default with respect to any of its obligations under this Sublease if that party’s failure to perform timely is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or its agents, employees, and invitees, or any other cause beyond that party’s reasonable control. This Section shall not be applicable, however, if either party’s failure to perform timely creates a default under the Prime Lease.
     32. FURNITURE AND EQUIPMENT. Simultaneously with the execution of this Sublease, Tenant and Landlord shall enter into a Bill of Sale in substantially the form attached hereto as Exhibit E, whereby Tenant shall convey to Landlord certain furniture and equipment located at the Building, in accordance with and subject to the terms of the Bill of Sale.
     33. DENALI CONFERENCE ROOM.
          A. Subject to the terms of this Section 33, Landlord shall have the right from time to time throughout the Term to use the conference room located in the Premises known as the “Denali Conference Room” for purposes of conducting board meetings, telephone or video conferences and for all other reasonable uses required by Landlord; provided, however, Landlord may not use the Denali Conference Room more than twenty (20) times during the Sublease Term. Landlord shall provide Tenant with at least 10 days advance notice of its desire to use the conference room, which notice shall include the date, time and duration of Landlord’s use. If Tenant has previously scheduled a meeting in the Denali Conference Room during the time period requested by Landlord, then Tenant shall so notify Landlord and Landlord shall not be permitted to use the Denali Conference Room during such time period. If Tenant has not previously scheduled a meeting in the Denali Conference Room during the time period requested by Landlord, then Landlord may use the Denali Conference Room during the requested period. Tenant shall reasonably cooperate with Landlord in connection with the scheduling of the Denali Conference Room. Notwithstanding anything to the contrary contained herein, in the event that a scheduling conflict arises, Tenant’s right to use the Denali Conference Room shall take precedence.
          B. Notwithstanding anything to the contrary contained in this Sublease, if, in connection with its use of the Denali Conference Room, Landlord or Landlord’s employees, agents, contractors, invitees or guests damage the furniture or equipment in the Denali Conference Room (including, without limitation, the audio-visual equipment), then Landlord shall promptly repair such damage at its sole expense. In the event Tenant reasonably determines that repairing such furniture or equipment is not commercially reasonable, then

Landlord shall promptly replace such furniture or equipment at its sole expense.
     34. SERVER ROOM; CAFETERIA
          A. The parties acknowledge that Landlord will be installing its servers and other related equipment in Tenant’s server room. If, in connection with such installation or the subsequent operation, maintenance, repair or replacement of its servers and other related equipment, Landlord, or Landlord’s employees, agents, or contractors, damage or destroy any of Tenant’s servers and/or related equipment, then Landlord shall reimburse Tenant for the entire cost to repair such damage or to replace such server or related equipment within ten (10) days after receipt of a reasonably detailed statement from Tenant. If, in connection with Tenant’s operation, maintenance, repair or replacement of its servers and other related equipment, Tenant, or Tenant’s employees, agents, or contractors, damage or destroy any of Landlord’s servers and/or related equipment, then Tenant shall reimburse Landlord for the entire cost to repair such damage or to replace such server or related equipment within ten (10) days after receipt of a reasonably detailed statement from Landlord. In the event of any conflict between the provisions of this Section 34.A and any other provision of this Sublease, the provisions of this Section 34.A shall control.
          B. The parties further acknowledge that Landlord will be sharing Tenant’s cafeteria. If, in connection with the use of the cafeteria, Landlord or Landlord’s employees, agents, contractors, invitees or guests, damage or destroy any of Tenant’s appliances, equipment or furniture contained in the cafeteria, then Landlord shall reimburse Tenant for the entire cost to repair such damage or to replace such appliance, equipment or furniture within ten (10) days after receipt of a reasonably detailed statement from Tenant.
     35. PARKING
          Subject to Force Majeure (as defined in the Prime Lease), a Taking (as defined in the Prime Lease) and the exercise by Prime Landlord of its rights under the Prime Lease, Tenant shall have the right to park (free of charge for the Sublease Term) in Tenant’s Share of the Project areas designated for parking, subject in each case to Prime Landlord’s rules and regulations.
     36. DEFINITIONS AND CONSTRUCTION.
          A. The words “including,” “include,” or “includes” or words of similar import shall not, unless otherwise provided, be construed as words of limitation.
          B. The words “structure” or “structural” shall have the definition ascribed to it in the Prime Lease or, if no definition is given there, “structure” or “structural” shall mean that portion of the Building that is integral to the integrity of the Building as an existing enclosed unit and shall include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof, and roofing system.
          C. The phrase “not unreasonably withheld” means “not unreasonably withheld, delayed, or conditioned”.

          D. “Indemnify” includes indemnify, hold harmless, and defend against any loss, liability, claim, charge, cost, or expense (including reasonable legal fees and expenses).
     37. MISCELLANEOUS PROVISIONS.
          A. Tenant and Landlord and their respective employees and invitees shall in all respects operate separately and independently of each other and nothing contained herein shall be deemed in any way to constitute Tenant and Landlord as partners or joint or co-venturers.
          B. This Sublease shall be binding upon the parties hereto, their executors, administrators, heirs, successors and assigns.
          C. This Sublease shall be deemed made and shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts without regard for its conflicts of laws.
          D. Neither this Sublease nor any provision thereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
          E. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

          Executed under seal as of the date first set forth above.

Landlord: Microbia Precision Engineering, Inc.
By:	/s/ Richard B. Bailey
	Name:	Richard B. Bailey
	Title:	President & CEO

Tenant: Critical Therapeutics, Inc.
By:	/s/ Thomas P. Kelly
	Name:	Thomas Kelly
	Title:	Chief Financial Officer and SVP of Finance and Corporate Development